Issuer Free Writing Prospectus

Filed pursuant to Rule 433

Registration No. 333-203477

May 21, 2015

BAOZUN INC.

FREE WRITING PROSPECTUS

Baozun Inc., or the Company, has filed a registration statement on Form F-1, including a prospectus, with the Securities and Exchange Commission, or the SEC, for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. Investors should rely upon the prospectus and any relevant free writing prospectus for complete details of this offering. You may get these documents and other documents the Company has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. International plc toll-free at 1-866-718-1649, Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037, or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-866-500-5408. You may also access the Company’s prospectus dated May 20, 2015, as filed with the SEC via EDGAR on May 21, 2015, on the SEC website at http://www.sec.gov/Archives/edgar/data/1625414/000119312515196698/d831334d424b4.htm .

On May 21, 2015, videos displaying the Company’s logo and certain information about the Company were played on the walls of Nasdaq MarketSite and the Thompson Reuters Tower in New York city, screenshots of which are attached hereto as Annex A.

Annex A

CONNECTING BRANDS TO CONSUMERS

90+ GLOBAL BRANDS

CONNECTING BRANDS TO CONSUMERS

CONNECTING BRANDS TO CONSUMERS

CONNECTING BRANDS TO CONSUMERS

CONNECTING BRANDS TO CONSUMERS

CONNECTING BRANDS TO CONSUMERS

CONNECTING BRANDS TO CONSUMERS

LARGEST BRAND E-COMMERCE SOLUTIONS PROVIDER IN CHINA

LARGEST BRAND E-COMMERCE SOLUTIONS PROVIDER IN CHINA

90+ GLOBAL BRANDS

20% MARKET SHARE IN CHINA

SOLUTIONS ACROSS THE E-COMMERCE VALUE CHAIN

INTIMATE KNOWLEDGE OF LOCAL CONSUMER TRENDS

LARGEST BRAND E-COMMERCE SOLUTIONS PROVIDER IN CHINA

90+ GLOBAL BRANDS

20% MARKET SHARE IN CHINA

SOLUTIONS ACROSS THE E-COMMERCE VALUE CHAIN

INTIMATE KNOWLEDGE OF LOCAL CONSUMER TRENDS

CONNECTING BRANDS TO CONSUMERS